Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3/A (Amendment No.2, file number 333-261229); Form S-3/A (Amendment No.1, file number 333-250160), relating to the financial statements of Shineco Inc., which is included in this Annual Report on Form 10-K for the year ended June 30, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Assentsure PAC

Assentsure PAC
Singapore

September 28, 2023